VORYS, SATER, SEYMOUR AND PEASE LLP
52 EAST GAY STREET o POST OFFICE BOX 1008 o COLUMBUS, OHIO 43216-1008
o TELEPHONE (614) 464-6400 o FACSIMILE (614) 464-6350 o CABLE VORYSATER


  ARTHUR I. VORYS   IN WASHINGTON               IN CLEVELAND                IN CINCINNATI                IN ALEXANDRIA
     1856-1933      ELEVENTH FLOOR              2100 ONE CLEVELAND CENTER   SUITE 2100 o ATRIUM TWO      227 SOUTH WASHINGTON STREET
   LOWRY F.SATER    1828 L STREET, NW           1375 EAST NINTH STREET      221 EAST FOURTH STREET       SUITE 310
     1867-1935      WASHINGTON, DC  20036-5109  CLEVELAND, OHIO 44114-1724  POST OFFICE BOX 0236         ALEXANDRIA, VIRGINIA 22314
AUGUSTUS T. SEYMOUR                                                         CINCINNATI, OHIO 45201-0236
     1873-1926
  EDWARD L. PEASE   TELEPHONE (202) 467-8800    TELEPHONE (216) 479-6100    TELEPHONE (513) 723-4000     TELEPHONE (703) 549-4282
     1873-1924      FACSIMILE (202) 467-8900    FACSIMILE (216) 479-6060    FACSIMILE (513) 723-4056     FACSIMILE (703) 549-4492

                                                                     Exhibit 5.1

                                  June 23, 1999



Abercrombie & Fitch Co.
Four Limited Parkway East
Reynoldsburg, OH 43068

         Re: Form S-8 Registration Statement under the Securities Act of 1933 for Additional Shares of Class A Common Stock to be Made Available under the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement), as Amended

Ladies and Gentlemen:

         We have acted as counsel for Abercrombie & Fitch Co., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an additional 5,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), under the Abercrombie & Fitch Co. 1996 Stock Option and Performance Incentive Plan (1998 Restatement), as amended (the "Plan"), which Common Stock is being registered under the Securities Act of 1933 (the "Act") on a Registration Statement on Form S-8 (the "Registration Statement").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Act (the "Rules and Regulations").

          In connection with the preparation of this opinion, we have examined an original or copy of and have relied upon the accuracy of, without independent verification or investigation:

         (1) The Registration Statement filed with the Securities and Exchange Commission through the EDGAR system under the Act on the date hereof.

         (2) The Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as currently in effect.

         (3)      The Plan.

         (4) Certain proceedings of the directors and of the stockholders of the Company.

Abercrombie & Fitch Co.
June 23, 1999
Page 2


We have also relied upon such representations of the Company and officers of the Company, and reviewed such authorities of law, as we have deemed relevant as a basis for this opinion.

         We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

         Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the additional 5,000,000 shares of Common Stock to be registered under the Registration Statement and issued under the terms of the Plan are duly authorized and, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable, assuming compliance with applicable federal and state securities laws.

         This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the securities of the Company pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

         We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio and the United States of America; except that for purposes of this opinion, we have reviewed the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as Exhibits 5.1 and
23.2 to the Registration Statement and to the reference to us in the Registration Statement. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.


                                     Very truly yours,

                                     /s/ Vorys, Sater, Seymour and Pease LLP

                                     VORYS, SATER, SEYMOUR AND PEASE LLP